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                         STRATEGIC ALLIANCE AGREEMENT

    THIS STRATEGIC ALLIANCE AGREEMENT is made as of May, 4 1999 (the "Effective Date"), by and between SHOPNOW.COM INC. ("Alliance Partner"), a Washington corporation with its principal place of business at 411 First Avenue South, Suite 200 N, Seattle, Washington 98104, and HNC SOFTWARE INC. ("HNC"), a Delaware corporation with its principal place of business at 5935 Cornerstone Court West, San Diego, California 92121-3728.

                                   RECITALS

A. ALLIANCE PARTNER is a commerce service provider company specializing in providing solutions to thousands of merchants who want to do business on the Internet. HNC is a software development company specializing in the application of neural network technology and other techniques of computational intelligence to advanced decision software solutions.

    B. The Parties desire to establish a worldwide strategic alliance for the cooperative development, marketing and exploitation of products and services utilizing the technological capabilities and distribution channels of ALLIANCE PARTNER and HNC.

    NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement will have the following meanings:

"AFFILIATE" means, with respect to ALLIANCE PARTNER or HNC, any other Person which, whether directly or indirectly, is controlled by or is under common control with ALLIANCE PARTNER or HNC, as the case may be.

"AGREEMENT" means this Strategic Alliance Agreement.

"CONTROL" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

"DISCLOSING PARTY" means either Party, when disclosing information to the other Party.

"JOINT PROJECT" means any development Project that is jointly conceived by the Parties, as evidenced by a written agreement signed by both of the parties, to develop a new technology.

"PARTIES" means ALLIANCE PARTNER and HNC.

"PARTY" means either of ALLIANCE PARTNER or HNC.

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"PERSON" means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

"PROJECT" means each joint development, joint marketing, joint licensing or other undertaking of the Parties (including Joint Project) with respect to a discrete product or service, or group of related products or services, during the term of this Agreement, evidenced by a writing signed by both Parties and specifically providing that it is to be covered by this Agreement.

"PROJECT AGREEMENT" means a written agreement or a project addendum to this Agreement, executed by an authorized representative of each Party, and which specifies the relative obligations of the Parties as to the planning, development, marketing and implementation tasks required to commercially exploit a Project, as well as the respective rights of each Party in and to the underlying intellectual property and resulting proceeds.

"HNC SOFTWARE" means the HNC Software identified in any Project Agreement addendum attached hereto, and includes all updates, documentation, enhancements and new versions of the HNC Software released during the term of the Project Addendum.

"ALLIANCE PARTNER SOFTWARE" means the ALLIANCE PARTNER Software identified in any Project Agreement addendum attached hereto, and includes all updates, documentation, enhancements and new versions of the ALLIANCE PARTNER Software released during the term of the Project Addendum.

"RECEIVING PARTY" means either Party, when receiving information from the other Party.

"SERVICE BUREAU" means the HNC facility in which transactional data (to be defined) from ALLIANCE PARTNER or its customers is processed in order to utilize HNC software or other HNC technologies.

2. SCOPE AND PURPOSE OF AGREEMENT. The purpose of this Agreement is to establish a non-exclusive, worldwide strategic alliance in which the Parties will cooperate in the development, marketing and exploitation of products utilizing HNC's software and technological expertise and ALLIANCE PARTNER's software and technological expertise. Because the Parties acknowledge that it would be impractical to specify in advance the precise terms and conditions applicable to any or all of the particular products or services to be developed and marketed over the course of this alliance, the Parties have instead established the following general terms, which will serve as the legal and procedural foundation for discussing and reaching agreement on the projects to be undertaken by them. Accordingly, during the term of this Agreement, each Project will be subject to the terms and conditions of this Agreement, except to the extent that a written agreement regarding that Project, signed by an authorized representative of each Party, specifically identifies and expressly supersedes any given term of this Agreement. If there are any conflicts between the terms of this Agreement and the Project Agreement, the Project Agreement shall prevail.

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3.  CONFIDENTIALITY; PROPRIETARY RIGHTS

    3.1 All information disclosed by a Disclosing Party to a Receiving Party during the term of this Agreement will be deemed to be confidential unless specifically designated as nonconfidential at the time of disclosure. Notwithstanding the foregoing, information will not be deemed confidential if it (i) was known to the Receiving Party, and such information was acquired through proper methods, prior to its receipt from the Disclosing Party, as evidenced by written records of the Receiving Party; (ii) is now or (through no act or failure on the part of the Receiving Party) later becomes generally known in the information services industry through no breach of this Agreement by the Receiving Party; (iii) is supplied to the Receiving Party by a third party that the Receiving Party in good faith believes is free to make that disclosure without restriction on disclosure; (iv) is disclosed by the Disclosing Party to a third party generally, without restriction on disclosure; or (v) is independently developed by the Receiving Party without use of any confidential information provided by the Disclosing Party.

    3.2 Except as provided in this subsection 3.2, the Receiving Party agrees that it will (i) treat all confidential information received from the Disclosing Party with at least the same degree of care which it applies to its own proprietary information, (ii) not divulge any confidential information, directly or indirectly, to any other Person, for any purpose whatsoever, and (iii) not make use of or copy such confidential information, except for the purposes permitted under this Agreement or an applicable Project Agreement. Such confidential information may be disclosed only to those employees, consultants, and permitted subcontractors of the Receiving Party who require access to such information for the purpose for which it was disclosed and who have nondisclosure obligations to the Receiving Party. In each case of permitted disclosure, each employee, consultant, or permitted subcontractor will be given only that limited portion of the confidential information that is necessary for the fulfillment of that Person's responsibilities consistent with this Agreement or the applicable Project Agreement. The Receiving Party shall promptly report to the Disclosing Party any actual or suspected violation of this subsection and shall take further steps as may reasonably be requested by the Disclosing Party to prevent or remedy any such violation.

    3.3 Each Party agrees that the injury from any disclosure or unauthorized use of the other's confidential information will be of such a character that it cannot be adequately compensated by monetary damages. Accordingly, if a Receiving Party breaches this Agreement, the Disclosing Party may, in addition to pursuing its other remedies under the law, seek to obtain from any court having jurisdiction over the subject matter and the Parties an injunction restraining any violation, without (i) having to prove the inadequacy of monetary damages or (ii) posting bond or other security.

    3.4 If the Receiving Party becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any confidential information, the Receiving Party will provide the Disclosing Party with prompt notice of that request(s) so that it may seek appropriate protective order or other appropriate remedy and/or waive the Receiving Party's compliance with the provisions of this Agreement. If the Disclosing Party waives compliance with the applicable provisions of this Agreement or fails

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to obtain a protective order or other remedy, the Receiving Party agrees to furnish only that portion of the confidential information that it is legally required to furnish in the reasonable opinion of its counsel.

    3.5 As soon as any item of confidential information ceases to be necessary or useful to the Receiving Party for the purpose for which it was disclosed, the Disclosing Party may, subject to any rights that the Receiving Party may have acquired in or to that information pursuant to a Project Agreement, request its return or destruction, and the Receiving Party will promptly return to the Disclosing Party or destroy all documents or other media consisting of that confidential information, without retaining any copies, and will confirm in writing that it has done so.

    3.6 Notwithstanding any provision to the contrary contained in this Agreement, it is understood and agreed by the parties that:

          any HNC products and technology existing as of the Effective Date or as of the date of the applicable Project Agreement Effective Date and used in connection with HNC's provision of services and performance hereunder and/or incorporated into any items developed with respect to any Project undertaken hereunder (the "HNC Technology") is, and will remain, the sole and exclusive property of HNC, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or such HNC Technology is granted to ALLIANCE PARTNER by virtue of this Agreement and/or any Project Agreement and/or HNC's performance hereunder. As such, HNC will continue to have the unfettered right to utilize the HNC Technology (and any portion or portions thereof) in any manner as determined by HNC in its sole and absolute discretion.

          any ALLIANCE PARTNER products and technology existing as of the Effective Date or as of the date of the applicable Project Agreement Effective Date and used in connection with ALLIANCE PARTNER's provision of services and performance hereunder and/or incorporated into any items developed with respect to any Project undertaken hereunder (the "ALLIANCE PARTNER Technology") is, and will remain, the sole and exclusive property of ALLIANCE PARTNER, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or to such ALLIANCE PARTNER Technology is granted to HNC by virtue of this Agreement and/or any Project Agreement and/or ALLIANCE PARTNER's performance hereunder. As such, ALLIANCE PARTNER will continue to have the unfettered right to utilize the ALLIANCE PARTNER Technology (and any portion or portions thereof) in any manner as determined by ALLIANCE PARTNER in its sole and absolute discretion.

Unless otherwise specifically provided in a Project Agreement attached to this Agreement:

          HNC will retain all right, title and interest to any modifications made to the HNC Technology, derivative works derived from the HNC Technology, and/or incorporating the HNC Technology pursuant to this Agreement and/or any Project Agreement (including, without limitation, any source code for said modifications and the right to

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    own all patents and copyrights relating thereto) including, but not limited to, modifications to enable the HNC Technology to function on a different operating system.

    ALLIANCE PARTNER will retain all right, title and interest to any modifications made to the ALLIANCE PARTNER Technology, derivative works derived from the ALLIANCE PARTNER Technology, and/or incorporating the ALLIANCE PARTNER Technology pursuant to this Agreement and/or any Project Agreement (including, without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to, modifications to enable the ALLIANCE PARTNER Technology to function on a different operating system.

    3.7 Each party agrees to indemnify, defend and hold harmless the other and its directors, officers, employees, and agents from and against any and all liabilities, actions, claims, demands, liens, losses, damages, judgments, and expenses, including reasonable attorney's fees, that may arise from the unauthorized disclosure of confidential information by it to third parties or its unauthorized use of the confidential information.

    3.8 This section 3. hereby replaces the Mutual Confidentiality and Non-Disclosure Agreement date March 11, 1999 between the parties.

4. NONSOLICITATION. Neither Party will, during the term of this Agreement and for six (6) months after its termination or expiration, without the prior written consent of the other Party, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise, solicit or induce, or in any manner attempt to solicit or induce, any Person employed or engaged by the other Party (including, without limitation, as an employee or independent contractor or agent known to be exclusively engaged by the other party), to leave that Person's employment or engagement. Notwithstanding the foregoing, this
Section 4 shall not preclude either Party from hiring any Person employed by the other Party where such Person independently responds to an employment opportunity broadcast by the Party to the general public (e.g., via newspaper, magazine, broadcast, Internet, etc.) and has not otherwise been in direct contact with the Party as a key person during the course of performance of this Agreement.

5.  PROJECT AGREEMENTS

    5.1   JOINT PROJECTS

          (A) Each time the Parties conceive of a potential new product or technology that either party would like to develop jointly, a Joint Project, they will first work in good faith to negotiate, prepare and execute a Project Agreement, as discussed in Section 5.2, as soon as reasonably practicable.

          (B) If the Parties are unable to agree upon the terms of a Project Agreement governing the Joint Project, each Party may proceed to develop and market the underlying products and services independently, provided no proprietary and/or Confidential Information of the other party is used with respect to such independent undertaking.

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    5.2   PRODUCTS OR SERVICES

          (A) During the term of this Agreement, both parties shall introduce new products or services to the other as they become available for consideration by the other party for internal use or distribution to either party's customer base, as applicable. If both parties can negotiate in good faith acceptable terms and conditions to provide such products or services to the other party, then a Project Agreement (in a form substantially similar to the form attached hereto as Exhibit A) memorializing both parties agreement shall be prepared and executed by both parties, taking into consideration the terms and conditions of this Agreement.

    5.3 PRESERVATION OF INTELLECTUAL PROPERTY RIGHTS. Nothing in subsection 5.1B permitting the independent development and marketing of information, goods or services that would otherwise be subject to this Agreement is intended to permit either Party to violate the provisions of this Agreement, or without limitation, the provisions of subsections 3.1 and 3.2.

    5.4 STANDARD CLAUSES FOR PROJECT AGREEMENTS. In addition to the terms of this Agreement, the additional standard clauses in Exhibit B attached hereto will be included in each Project Agreement, with only those changes that are necessary to reflect the form of the underlying transaction while preserving the intent of such terms. Every Project Agreement that involves the licensing of software by one Party to the other may include, as an ancillary agreement, a source code escrow agreement, the terms and conditions of which will be negotiated in good faith by the Parties on a case-by-case basis.

6.  SERVICE BUREAU SERVICES

          (A) ACCESS TO SERVICE BUREAU. HNC may offer from time to time certain products and technologies via its Service Bureau that ALLIANCE PARTNER may desire to access. Although neither party has any obligation to do so, both parties will periodically discuss opportunities for such services.

          (B) RESELL OR REDISTRIBUTION. It is understood by HNC that ALLIANCE PARTNER may resell or redistribute access to the Service Bureau services to its customers.

          (C) The additional terms and conditions with respect to accessing the Service Bureau services, reselling or redistribution of such services to third parties or customers as well as pricing for such services shall be separately negotiated and documented in a Project Agreement as provided for under section 5.2 above.

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7.  GRANT OF LICENSES FOR MARKETING PURPOSES

    7.1 ALLIANCE PARTNER grants to HNC a non-exclusive, non-transferable, worldwide, paid-up, unlimited, royalty free, right and license without the right to sub-license, to use, reproduce and distribute (internally) copies of the ALLIANCE PARTNER Software for use in internal and customer non-billable external training, proof-of-concept activities, presentations, prototyping, benchmarking, ALLIANCE PARTNER Software evaluations, demonstrations and other marketing and services activities.

    7.2 HNC grants to ALLIANCE PARTNER a non-exclusive, non-transferable, worldwide, paid-up, unlimited, royalty free, right and license, without the right to sub-license, to use, reproduce and distribute (internally) copies of the HNC Software for use in internal and customer non-billable external training, proof-of-concept activities, presentations, prototyping, benchmarking, HNC Software evaluations, demonstrations and other marketing and services activities.

    7.3 The Receiving Party shall not alter or remove any patent, copyright, trademark and/or other notices contained on or in copies of the software received under this Agreement. The existence of any such copyright notice shall be construed as an admission or deemed to create a presumption, that publishing of such material has occurred.

8.  ARBITRATION

          (a) AGREEMENT TO SUBMIT. Except as provided below, the parties agree to submit all disputes between them relating to this Agreement and its formation, breach, performance, interpretation and application to arbitration as follows:

          (b) NOTICE. Each party will provide written notice to the other party of any dispute within six (6) months of the date when the dispute first arises or occurs. If a party fails to provide such notice, recovery on the dispute will be barred.

          (c) ARBITRATION RULES. Arbitration will be conducted at a neutral location reasonably selected by the arbitrator, pursuant to the rules of the American Arbitration Association, as modified herein. Within fifteen (15) days after the date that written notice is provided to the other party, each party will appoint a single arbitrator, and within an additional fifteen (15) days thereafter, the two parties so chosen will appoint a third arbitrator. All arbitrators will have knowledge of and experience regarding the computer industry. The arbitration hearing will be commenced within sixty (60) days after the appointment of all three arbitrators and the hearing will be completed and an award rendered in writing within sixty (60) days after the commencement of the hearing, unless the arbitrators determine that exceptional circumstances justify delay. Each party will have the right to take up to four (4) evidentiary depositions, and exchange one set of document production requests and one set of not more than twenty-five interrogatories, without subparts, prior to the hearing. The arbitration award will be final and binding and may be enforced in any court of competent jurisdiction.

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          (d)  COSTS AND ATTORNEYS' FEES. Unless the arbitrators find that exceptional circumstances require otherwise, the arbitrators will grant the prevailing party in arbitration its costs of arbitration and reasonable attorneys' fees as part of the arbitration award.

          (e) EXCEPTIONS. Neither party will be required to arbitrate any dispute relating to actual or threatened (i) unauthorized disclosure of confidential information or (ii) violation of its proprietary rights. Either party will be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief, in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violation of its rights with respect to which arbitration is not required hereunder.

9.  END-USER LICENSES/RESPONSIBILITY FOR PRODUCTS

    9.1 Except as otherwise agreed, HNC or its agents will be responsible for providing and executing end-user license agreements for the HNC Software with the end users; and ALLIANCE PARTNER or its agents will be responsible for providing and executing end-user license agreements for the ALLIANCE PARTNER Software with the end-users.

    9.2 Except as otherwise set forth in a Project Agreement, HNC is responsible for the promotion, sale, installation and maintenance of the HNC Software, and ALLIANCE PARTNER is responsible for the promotion, sale, installation and maintenance of the ALLIANCE PARTNER Software.

    9.3 If a third party complains or brings a complaint against HNC in relation to the ALLIANCE PARTNER Software, or against ALLIANCE PARTNER in relation to the HNC Software, ALLIANCE PARTNER and HNC, respectively will (i) resolve the complaint; and (ii) defend the claim at its expense and pay any damages awarded, provided it is given prompt notice and full control of the defense.

10. IP INDEMNIFICATION

    10.1 HNC will defend and indemnify ALLIANCE PARTNER against any third-party claim alleging that the HNC Software infringes any patent, or copyright, trade secret or other proprietary right, provided that HNC is given prompt notice of the claim and full control of the defense. HNC will not be obligated to defend or indemnify ALLIANCE PARTNER if such claim is based on a modification of the HNC Software by ALLIANCE PARTNER, or a combination of the HNC Software with other products not supplied by HNC nor authorized by HNC to be combined with its software, if the HNC Software would not have infringed absent such modification or combination.

    10.2 ALLIANCE PARTNER will defend and indemnify HNC against any third-party claim alleging that the ALLIANCE PARTNER Software infringes any patent, or copyright, trade secret or other proprietary right, provided that ALLIANCE PARTNER is given prompt notice of the claim and full control of the defense. ALLIANCE PARTNER will not be obligated to defend or indemnify HNC if such claim is based on a modification of the ALLIANCE PARTNER

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Software by HNC, or a combination of the ALLIANCE PARTNER Software with other products not supplied by ALLIANCE PARTNER nor authorized by ALLIANCE PARTNER to be combined with its software, if the ALLIANCE PARTNER Software would not have infringed absent such modification or combination.

11. MEDIA RELEASES

Except for any announcement intended solely for internal distribution or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of the parties, all media releases, public announcements, or public disclosure for general distribution (including, but not limited to, promotional or marketing material) by either party, or by their employees or agents, relating to this Agreement and/or any Project Agreement or its subject matter, other than general statements that a contractual relationship exists between the parties, will be coordinated with and approved in writing by the other party prior to its release.

12. TERM AND TERMINATION

    12.1 TERMINATION WITHOUT CAUSE. Unless earlier terminated by either Party pursuant to Section 12.2 below, this Agreement will be in effect for an initial term of one (1) year from the Effective Date, at which time this Agreement will automatically renew for one or more subsequent renewal terms of one (1) year each on each anniversary of the Effective Date unless either Party sends thirty (30) days written notice to the other Party of its intent not to renew this Agreement prior to the end of (i) the initial term or (ii) any subsequent renewal term.

    12.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon the occurrence of any of the following events:

          (A) Breach by the other Party of any of the material terms, obligations, covenants, representations or warranties under this Agreement (including, but not limited to, those contained in Section 3 of this Agreement) and the failure of the breaching Party to cure that breach within thirty (30) days from receipt of written notice from the non-breaching Party identifying the breach; provided that if the breach is not reasonably capable of cure within a thirty (30) day period, the breaching party may avoid termination under this subsection 12.2 by promptly commencing efforts to cure the breach and diligently prosecuting the cure to completion as soon as practicable, but not later than one hundred and twenty (120) days from the receipt of notice from the non-breaching Party; or

          (B) The other Party is declared insolvent or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other Party under any provision of the federal Bankruptcy Act or any amendment to that Act (provided, however, that termination will not be permitted if such a proceeding is brought against a Party and is terminated by that Party within thirty (30) days); or

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          (C)  The other Party attempts to assign this Agreement within the meaning of subsection 14.1 without obtaining the prior written consent of the terminating Party.

    12.3 CONTINUING VALIDITY OF PROJECT AGREEMENTS. Notwithstanding anything in this Agreement that may be construed to the contrary, the termination or expiration of this Agreement will not rescind or otherwise terminate any Project Agreement then in effect, unless a Project Agreement specifically provides that it will terminate upon termination or expiration of this Agreement.

    12.4 SURVIVAL. The obligations of sections 3, 4, 8, 10, 12, 13, and 14 will continue in effect after termination of this Agreement.

    12.5 RETURN OF MATERIALS. Upon any termination of the license granted under this Agreement, each Party shall return to the other Party (or at the option of the other Party, destroy and certify in writing that it has destroyed) the original and all copies of the ALLIANCE PARTNER Software or HNC Software or other materials provided during the term of this Agreement to each other, as the case may be, including partial copies if any.

    12.6 EFFECT OF TERMINATION. Unless otherwise provided for in a Project Agreement, all fees due or payable as of the termination date shall become immediately due.

13. LIMITATION OF LIABILITY

NEITHER HNC NOR ALLIANCE PARTNER SHALL BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR ECONOMIC DAMAGES OF ANY TYPE, INCLUDING LOST PROFITS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES. THE REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE. EXCEPT FOR THE INDEMNIFICATION PROVISIONS OF SECTIONS 3 AND 10 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES UNDER A PARTICULAR PROJECT AGREEMENT IN EXCESS OF THE FEES ACTUALLY PAID WITH RESPECT TO THE AFFECTED PROJECT AGREEMENT.

14. PROVISIONS OF GENERAL APPLICABILITY

    14.1 ASSIGNMENT. Neither Party may assign or subcontract its rights or obligations under this Agreement without the prior written consent of the other Party. Such consent will not be unreasonably withheld.

    14.2 NON-WAIVER. Neither Party will, by the lapse of time, and without giving written notice, be deemed to have waived any of its rights under this Agreement. No waiver of a breach of this Agreement will constitute a waiver of any prior or subsequent breach of this Agreement or of any similar or related provision in any Project Agreement.

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    14.3  ENTIRE AGREEMENT; AMENDMENT.  This Agreement and the exhibits attached hereto constitute the entire understanding of the Parties with respect to the overall strategic alliance and the individual cooperative ventures to be carried out by the Parties and supersedes all prior communications regarding its subject matter, although the Parties understand and agree that subsequent Project Agreements will provide further terms and conditions applicable to particular Projects. This Agreement will not be more strongly construed against either Party, regardless of who is more responsible for its preparation. This Agreement may not be amended except by a written agreement that acknowledges modification of this Agreement and which is signed by authorized representatives of ALLIANCE PARTNER and HNC. No Project Agreement will be construed as an amendment of this Agreement unless the Parties' intent to amend this Agreement is clearly stated in such Project Agreement.

    14.4 NOTICES. Notices given under this Agreement must be in writing and must be (i) served personally, or (ii) delivered by first class U.S. mail, certified or registered, postage prepaid and addressed to the addressees set forth below, or (iii) delivered by overnight courier service, addressed to the addressees as set forth below. Notices will be deemed received at the earlier of actual receipt in the case of personal service, overnight courier, or U.S. Mail delivery. The Parties may change their addresses by giving notice of such change to the other Party as provided in this subsection.

          If to ALLIANCE PARTNER:
                             Mr. Alan Koslow
                             Executive Vice President, Finance and
                                       General Counsel
                             411 First Avenue South, Suite 200 N
                             Seattle, WA 98104
                             Telephone: 206-223-1996
                             Facsimile: 206-223-2324

          If to HNC:         Mr. Raymond V. Thomas, Vice President, Finance and
                             Administration; Chief Financial Officer
                             HNC Software Inc.
                             5930 Cornerstone Court West
                             San Diego, California 92121-3728
                             Telephone: 619-546-8877
                             Facsimile: 619-452-6524

    14.5 SEVERABILITY. If any part of this Agreement and or any Project Agreement is found to be illegal or unenforceable, then that part will be curtailed only to the extent necessary to make it, and the remainder of the Agreement and or any Project Agreement, legal and enforceable.

    14.6 APPLICABLE LAW. This Agreement and or any Project Agreement will be governed solely by the internal laws of the State of California, without regard to principles of conflicts of law.

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    14.7  INDEPENDENT CONTRACTING PARTIES.  Nothing in this Agreement creates a joint venture, partnership, principal-agent or mutual agency relationship between the Parties. No Party has any right or power under this Agreement to create any obligation, expressed or implied, on behalf of the other Party. No employee of a Party will be deemed to be an employee of the other Party by virtue of this Agreement.

    14.8 HEADINGS. The titles or captions used in this Agreement are for convenience only and will not be used to construe or interpret any provision hereof.

    14.9 AUTHORITY. Each person signing below represents and warrants that he or she has the necessary authority to bind the principal set forth below. ALLIANCE PARTNER and HNC represent and warrant that they have the authority to bind each of their Subsidiaries to this Agreement to the same extent as if such Subsidiaries had executed this Agreement.

    14.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures hereto were upon the same instrument.

    IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

SHOPNOW.COM INC.,                      HNC SOFTWARE INC.,
A Washington corporation               A Delaware corporation



By: /s/ Alan Koslow                    By: /s/ Raymond V. Thomas
   ---------------------------------      ---------------------------------

Print: Alan Koslow                     Print: Raymond V. Thomas
      ------------------------------         ------------------------------

Title: EVP Finance/Lead Counsel        Title: CFO
      ------------------------------         ------------------------------






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CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  EXHIBIT B

                   STANDARD CLAUSES FOR PROJECT AGREEMENTS

Potential provisions of any Project Agreement include, but are not limited to:

Mutual warranties regarding ownership of intellectual property utilized in any Project and mutual indemnification regarding infringement claims; any other specific ownership provisions.

ALLIANCE PARTNER and HNC standard disclaimers and releases regarding accuracy of its data.

ALLIANCE PARTNER and HNC standard language regarding bi-lateral right to terminate agreements based on changes in applicable law; any modifications required due to changes in applicable law will be negotiated in good faith by the parties.

Price/Fees (installation, modeling, on-going fees, travel related, and/or other) and payment terms.

License terms, conditions and territory per product or service.

Sales, Marketing, Training and End User Support Obligations for both parties.

ALLIANCE PARTNER and HNC product development and support requirements.

Public announcements and trademarks requirements.

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CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  EXHIBIT A

                             ADDENDUM NO. _____

                             PROJECT AGREEMENT

                                      TO
                         STRATEGIC ALLIANCE AGREEMENT

                                    BETWEEN
                   HNC SOFTWARE INC. AND _________________


This agreement addendum (the "Project Agreement") dated as of ______________ (the "Project Agreement Effective Date") modifies the Strategic Alliance Agreement (the "Agreement") dated _______________ between the parties, HNC Software Inc. ("HNC") and _________________ ("Alliance Partner") with respect to additional services and products that HNC shall provide to Alliance Partner as stated below.

Now, therefore, pursuant to Section 5.2 of the Agreement and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                   [INSERT AGREED UPON TERMS AND CONDITIONS]

IN WITNESS WHEREOF, HNC and Alliance Partner have caused this Project Agreement to be signed in duplicate and delivered by their duly authorized representatives as of the Project Agreement Effective Date indicated above.

HNC Software Inc.                      _______________________________
a Delaware Corporation                 a _________________ corporation

By:                                    By:
   -------------------------------        --------------------------------
Name:                                  Name:
     -----------------------------          ------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------


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CONFIDENTIAL AND PROPRIETARY INFORMATION